Exhibit 10.9

HOLISTO LTD.

2019 SHARE OPTION PLAN

1. Definitions

As used herein capitalized terms shall have the meanings set forth in Annex A hereto, unless the context clearly indicates to the contrary.2

2. The Plan

2.1	Purpose

The purpose and intent of the Plan is to advance the interests of the Company by affording to selected employees, officers, directors, consultants and other services providers of the Company or Affiliated Companies an opportunity to acquire a proprietary interest in the Company or to increase their proprietary interest therein, as applicable, by the grant in their favor, of Options, thus providing such Grantee an additional incentive to become, and to remain, employed or engaged by the Company or Affiliated Company, as the case may be, and encouraging such Grantee’s sense of proprietorship and stimulating his or her active interest in the success of the Company and the Affiliated Company by which such Grantee is employed or engaged.

2.2	Effective Date and Term

The Plan shall become effective as of the day it was adopted by the Board, and shall continue in effect until the earlier of (a) its termination by the Board; or (b) the lapse of ten (10) years from the date the Plan is adopted by the Board.

3. Administration

3.1	This Plan and any Sub-Plans shall be administered by the Board. The Board may appoint a committee which, subject to any applicable limitations imposed by the Companies Law, and/or by any other applicable Law, shall have all of the powers of the Board granted herein (in which event of such limitations, such committee may make recommendations to the Board). Subject to the above, the term “Board” whenever used herein, shall mean the Board or such appointed committee, as applicable.

3.2	Unless specifically required otherwise under applicable Mandatory Law, the Board shall have sole and full discretion and authority, without the need to submit its determinations or actions to the shareholders of the Company for their approval or authorization, to administer the Plan and any Sub-Plans and all actions related thereto, including without limitation the performance, at any time and from time to time, of any and all of the following:

3.2.1	the designation of Grantees;

3.2.2	the determination of the terms of each grant of Options (which need not be identical), including without limitation the number of Options to be granted in favor of each Grantee and the vesting schedule and the Exercise Price thereof and the documents to be executed by the Grantee;

3.2.3	the determination of the applicable tax regimes to which the Options will be subject;

3.2.4	the determination of the terms and form of the Option Agreements (which need not be identical), whether a general form or a specific form with respect to a certain Grantee;

3.2.5	the modification or amendment of the Exercise Period, vesting schedules (including by way of acceleration) and/or of the Exercise Price of Options, including without limitation the reduction thereof, either prior to or following their grant; the repricing of Options or any other action which is or may be treated as repricing under generally accepted accounting principles; the grant to the holder of an outstanding Option, in exchange for such Option, of a new Option having a purchase price equal to, lower than or higher than the Exercise Price provided in the Option so surrendered and canceled, and containing such other terms and conditions as the Board may prescribe;

3.2.6	any other action and/or determination deemed by the Board to be required or advisable for the administration of the Plan and/or any Sub-Plan or Option Agreement;

3.2.7	the determination of the Fair Market Value of the Shares, and the mechanism of such determination;

3.2.8	the interpretation of the Plan, any Sub-Plans, and the Option Agreements;

3.2.9	the adoption of Sub-Plans, including without limitation the determination, if the Board sees fit to so determine, that to the extent any terms of such Sub-Plan are inconsistent with the terms of this Plan, the terms of such Sub-Plan shall prevail; and

3.2.10	the extension of the period of the Plan or any Sub-Plans.

3.3	The Board may, without shareholders’ approval, amend, modify (including by adding new terms and rules), and/or cancel or terminate this Plan, any Sub-Plans, and any Options granted under this Plan or any Sub-Plans, any of their terms, and/or any rules, guidelines or policies relating thereto. Notwithstanding the foregoing (a) material amendments to the Plan or any Sub-Plans (but not the exercise of discretion under the Plan or any Sub-Plans) shall be subject to shareholders’ approval to the extent so required by applicable Mandatory Law and the Company’s Articles of Association; and (b) no termination or amendment of the Plan or any Sub-Plan shall affect any then outstanding Options nor the Board’s ability to exercise its powers with respect to such outstanding Options granted prior to the date of such termination, unless expressly provided by the Board.

3.4	The termination or cancelation of this Plan and/or any applicable Sub-Plan will not affect the ability of the Board to exercise its powers with respect the any then outstanding Options granted prior to the date of such termination.

4. Eligibility

The persons eligible for participation in the Plan as Grantees include employees, officers, directors, consultants, and other service providers of the Company or any Affiliated Company (including persons who are responsible for or contribute to the management, growth or profitability of, or who provide substantial services to, the Company or any Affiliated Company). The Board, in its sole discretion shall select from time to time the individuals, from among the persons eligible to participate in the Plan, who shall receive Options. In determining the persons in favor of whom Options are to be granted, the number of Options to be granted thereto and the terms of such grants, the Board may take into account the nature of the services rendered by such person, his/her present and future potential contribution to the Company or to the Affiliated Company by which he/she is employed or engaged, and such other factors as the Board in its discretion shall deem relevant.

To the extent applicable and anything in the Plan to the contrary notwithstanding, all grants of Options to directors and office holders (“Nosei Misra” - as such term is defined in the Companies Law shall be authorized and implemented only in accordance with the provisions of the Companies Law, as in effect from time to time.

5. Option Pool

The Company shall at all times until the expiration or termination of this Plan keep reserved a sufficient number of Shares to meet the requirements of this Plan. Any of such Shares which, as of the expiration or termination of this Plan, remain unissued and not subject to outstanding Options, shall at such time cease to be reserved for the purposes of this Plan. The Shares shall bear such rights and restrictions as set forth under the Company’s Articles of Association, as may be amended or replaced from time to time in accordance with the Companies Law, without the consent of any Grantee (notwithstanding anything else here to the contrary). Should any Option for any reason expire or be canceled prior to its exercise or relinquishment in full, such Option may be returned to the pool of Options and may again be granted under this Plan.

6. Grant of Options

6.1	The Options shall be granted for no consideration.

6.2	Each Option granted pursuant to the Plan shall be evidenced by an Option Agreement.

6.3	Each Grantee shall be required to execute, in addition to the Option Agreement, any and all other documents required by the Company or any Affiliated Company, whether before or after the grant of the Options (including without limitation any customary documents and undertakings towards a trustee, if any, and/or the tax authorities). Notwithstanding anything to the contrary in this Plan or in any Sub-Plan, no Option shall be deemed granted unless all documents required by the Company or any Affiliated Company to be signed by the Grantee prior to or upon the grant of such Option, shall have been duly signed and delivered to the Company or such Affiliated Company.

7. Terms of Options

Option Agreements between the Company and a Grantee will be in such form approved by the Board, which may be a general form or a specific form with respect to a certain Grantee.

Unless otherwise determined by the Board (which determination shall not require shareholders’ approval, unless so required in order to comply with the provisions of applicable Mandatory Law) and provided accordingly in the applicable Option Agreement, such Option Agreement shall set forth, by appropriate language, the number of Options granted thereunder and the substance of all of the following provisions:

7.1	Exercise Price: The Exercise Price for each Grantee shall be as determined by the Board and specified in the applicable Option Agreement; provided, however, that unless otherwise determined by the Board (which determination shall not require shareholder approval, unless so required in order to comply with the provisions of applicable Mandatory Law), the Exercise Price shall be the Fair Market Value of the Shares on the Date of Grant. Without derogating from and in addition to the provisions of Section 18 of the Plan, the Exercise Price shall be denominated in the currency of the primary economic environment of, at the Company’s discretion, either the Company or the Grantee (that is the functional currency of the Company or the currency in which the Grantee is paid).

7.2	Vesting: Unless otherwise determined by the Board with respect to any specific Grantee and/or to any specific grant (which determination shall not require shareholders’ approval unless so required in order to comply with the provisions of applicable Mandatory Law) and provided accordingly in the applicable Option Agreement, the Options shall vest (become exercisable) according to the following four-year vesting schedule:

Period of Grantee’s Continuous Service from the Start Date:	Portion of Total Number of Options that becomes Vested and Exercisable
Upon the completion of a full twelve (12) months of continuous Service	25%
Upon the lapse of each full additional three (3) months of the Grantee’s continuous Service thereafter, until all the Options are vested (i.e. 100% of the grant will be vested after 4 years)	6.25%

For the purposes hereof, the “Start Date” shall mean the Date of Grant, unless otherwise determined by the Board (which determination shall not require shareholder approval unless so required in order to comply with the provisions of the Companies Law), and provided accordingly in the applicable Option Agreement.

For the purposes hereof, the term “Service” means a Grantee’s employment or engagement by the Company or an Affiliated Company. Service shall be deemed terminated upon the effective date of the termination of the employment/engagement relationship. A Grantee’s Service shall not be deemed terminated or interrupted solely as a result of a change in the capacity in which the Grantee renders Service to the Company or an Affiliated Company (i.e., as an employee, officer, director, consultant, etc.); nor shall it be deemed terminated or interrupted due solely to a change in the identity of the specific entity (out of the Company and its Affiliated Companies) to which the Grantee renders such Service, provided that there is no actual interruption or termination of the continuous provision by the Grantee of such Service to any of the Company and its Affiliated Companies. Furthermore, a Grantee’s Service with the Company or Affiliated Company shall not be deemed terminated or interrupted as a result of any military leave, sick leave, or other bona fide leave of absence taken by the Grantee and approved by the Company or such Affiliated Company by which the Grantee is employed or engaged, as applicable; provided, however, that if any such leave exceeds ninety (90) days, then on the ninety-first (91st) day of such leave the Grantee’s Service shall be deemed to have terminated unless the Grantee’s right to return to Service with the Company or such Affiliated Company is secured by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or Affiliated Company, as the case may be, or required by Law, time spent in a leave of absence shall not be treated as time spent providing Service for the purposes of calculating accrued vesting rights under the vesting schedule of the Options. Without derogating from the aforesaid, the Service of a Grantee to an Affiliated Company shall also be deemed terminated in the event that such Affiliated Company for which the Grantee performs Service ceases to fall within the definition of an “Affiliated Company” under this Plan, effective as of the date said Affiliated Company ceases to be such. In all other cases in which any doubt may arise regarding the termination of a Grantee’s Service or the effective date of such termination, or the implications of absence from Service on vesting, the Board, in its discretion, shall determine whether the Grantee’s Service has terminated and the effective date of such termination and the implications, if any, on vesting.

The Board shall be entitled, but not obliged, at its sole discretion, to accelerate, in whole or in part, the vesting schedule of any Option, including, without limitation, in connection with a Merger Transaction and/or an IPO, subject to the Company’s Articles of Association.

7.3	Performance Based Options: Subject to the sole and absolute discretion and determination of the Board, the Board may decide to grant Options under the Plan, the vesting of which shall be conditional upon the performance of the Company and/or an Affiliated Company and/or a division or other business unit of the Company or of an Affiliated Company and/or upon the performance of the Grantee, over such period and measured against such objective criteria as shall be determined by the Board and detailed in the Options Agreement (“Performance Based Options”). In granting each Performance Based Options, the Board shall establish in writing the applicable performance period (“Performance Period”), performance formula (“Performance Formula”) and one or more performance goals (“Performance Goal(s)”) which, when measured at the end of the Performance Period, shall determine on the basis of said Performance Formula the extent to which the Performance Based Options have vested and become exercisable (collectively, the “Performance Conditions”). It is clarified, that Performance Conditions may be determined for an Option either in addition to, or in substitution for, a vesting schedule.

After a Performance Based Option has been granted, the Board may, in appropriate circumstances and subject to any other approval required in order to comply with Mandatory Law (for example, shareholders’ approval), amend any Performance Condition, at its sole and absolute discretion. Without derogating from the above, if the Board determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliated Company conducts its business, or other events or circumstances render a Performance Condition to be unsuitable, the Board may modify such Performance Condition in whole or in part, as the Board deems appropriate. If a Grantee is promoted, demoted or transferred to a different business unit or function during a Performance Period, the Board may determine that the Performance Condition or Performance Period are no longer appropriate and may: (i) adjust, change or eliminate the Performance Condition or the applicable Performance Period as it deems appropriate to make such conditions and period comparable to the initial conditions and period; or (ii) make a cash payment to the Grantee in an amount determined by the Board.

Performance Conditions shall not be automatically waived merely due to an event of a Merger Transaction or any other adjustment under Section 12 below.

7.4	Expiration Date: Unless expired earlier pursuant to either Section 7.4 or Section 9 below, unexercised Options shall expire and terminate and become null and void upon the lapse of ten (10) years from the Date of Grant (the “Expiration Date”).

7.5	Exercise Period:

7.5.1	Each Option shall be exercisable from the date upon which it becomes vested until the Expiration Date of such Option (the “Exercise Period”).

7.5.2	Notwithstanding anything to the contrary contained in this Plan, in the event of a merger (including a reverse merger and a reverse triangular merger), consolidation, amalgamation or like transaction of the Company with or into another corporation which the Company is not the surviving entity, or the sale of all or substantially all the assets or the shares of the Company other than to a wholly-owned subsidiary of the parent company or other than in the framework of a corporate reorganization (such merger or sale: a “Merger Transaction”), the surviving or the acquiring entity, as the case may be, or its respective parent company or subsidiary (the “Successor Entity”) may either assume the Company’s rights and obligations under outstanding Options or substitute the outstanding Options, as follows:

(a)	For purposes of this Section 7.5.2, the outstanding Options shall be deemed assumed or substituted by the Successor Entity if, following the consummation of the Merger Transaction, the outstanding Options confer the right to receive, for each share underlying any outstanding Option immediately prior to the consummation of the Merger Transaction, the same consideration (whether shares, cash or other securities or property) to which an existing holder of a Share on the effective date of consummation of the Merger Transaction was entitled; provided, however, that if the consideration to which such existing holder is entitled comprises of consideration other than or in addition to securities of the Successor Entity, then the Board may determine, with the consent of the Successor Entity, that the consideration to be received by the Grantees for their outstanding Options will comprise solely of securities of the Successor Entity equal in their market value to the per share consideration received by the holders of Shares in the Merger Transaction.

(b)	In the event that the Successor Entity neither assumes nor substitutes all of the outstanding Options of a Grantee, the Board may decide in its sole discretion that a Grantee shall have a certain period of time to exercise his/her Vested Options, or that an Option cannot be exercised, and shall expire, upon consummation of the Merger Transaction as follows: (i) to the extent not vested at the effective date of such Merger Transaction, such Option shall expire without any payment or consideration; and (ii) to the extent vested at the effective date of such transaction, such Option shall expire, provided that, in consideration for the expiration or termination of any such Options, Grntee shall be entitled to receive payment or other consideration thereof, equal to the excess value of the Shares to which such Options are exercisable to (as determined in connection with the relevant Merger Transaction), less the applicable Exercise Price.

(c)	All Options, whether vested or not, which are neither assumed or substituted by the Successor Entity, nor exercised by the end of the said period of time set by the Board, or canceled by the Board, shall expire effective as of the date of the consummation of the Merger Transaction, whereupon they shall become null and void and shall no longer entitle the Grantee to any right in or towards the Company or the Successor Entity.

Each Grantee, upon executing an Option Agreement, shall be deemed to have authorized the Company and each of its officers and to have granted the Company and each of its officers an irrevocable power of attorney to execute in his/her behalf such instruments and documents mentioned in Sections 7.5, inter alia through the Proxy. The Company and its shareholders shall each be deemed as a third party beneficiary of Section 7.5 with rights to enforce same against the Grantee.

7.6	Exercise Notice and Payment:

Vested Options may be exercised at one time or from time to time during the Exercise Period, by giving a written notice of exercise (the “Exercise Notice”) to the Company, at their principal offices, in accordance with the following terms, or such other procedures as shall be determined from time to time by the Board and notified in writing to the Grantees:

(a)	The Exercise Notice must be signed by the Grantee and must be delivered to the Company, prior to the termination of the Options, by certified or registered mail - return receipt requested, with a copy delivered to the Chief Financial Officer (or such other authorized representative) of the Affiliated Company with which the Grantee is employed or engaged, if applicable.

(b)	The Exercise Notice will specify the number of Vested Options being exercised.

(c)	The Exercise Notice will be accompanied by payment in full of the Exercise Price for the exercised Options and by such other representations and agreements as required by the Company with respect to the Grantee’s investment intent regarding the Exercised Shares. Payment will be made by personal check or cashier’s check payable to the order of the Company, or at the discretion of the Board, payment of such other lawful consideration as the Board may determine (such as, by way of example, cashless exercise), provided however, that in case of payment by check, the Options shall not be deemed exercised, and the Company shall not issue the Exercised Shares in respect thereof, until the check shall have been fully and irrevocably honored by the bank on which it was drawn.

7.7	Net Exercise. Notwithstanding the provisions of Section 7.6 above, the Board may determine that In lieu of exercising Options for cash, the Grantee may elect to receive Shares equal to the aggregate value of the Options (or the portion thereof being exercised) by written notice of such election to the Company, in which event the Company shall issue to the Grantee, for no additional consideration, that number of Shares computed using the following formula:

X =	Y (A - B)
A

Where

X =  The number of Shares to be issued to the Grantee.

Y =  The number of Vested Options that the Grantee wishes to exercise.

A =  The Fair Market Value of one (1) Share (on the date of such calculation).

B =  The Exercise Price.

7.8	Conditions of Issuance

No Options shall be deemed exercised nor shall any Share be issued thereunder, until the Company has been provided with confirmation by the applicable tax authorities or is otherwise under a tax arrangement, which either: (a) waives or defers the tax withholding obligation with respect to such exercise and issuance; or (b) confirms receipt of the payment of all the tax due with respect to such exercise; or (c) confirms the conclusion of another arrangement with the Grantee regarding the tax amounts, if any, that are to be withheld by the Company or any Affiliated Company under Law with respect to such exercise, and which arrangement is satisfactory to the Company. If such confirmations/exemptions/arrangements are not available under the tax subjections of the Grantee, the Company shall be entitled to require as a condition of issuance that the Grantee remit an amount sufficient to satisfy all governmental withholding tax requirements related thereto. A determination of the Company’s counsel that a withholding tax is required in connection with the exercise of Options shall be conclusive for the purposes of this requirement condition.

Furthermore, notwithstanding any other provision of this Plan, the Company shall have no obligation to issue or deliver Shares under the Plan unless the exercise of the Option and the issuance and delivery of the underlying Shares comply with, and do not result in a breach of, all applicable Laws, to the satisfaction of the Company in its sole discretion, and have received, if deemed desirable by the Company, the approval of legal counsel for the Company with respect to such compliance. The Company may further require the Grantee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with applicable Laws.

As a condition to the exercise of an Option, the Company may require, among other things, that: (a) the Grantee represent and warrant at the time of any exercise that the underlying Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, and make such other representations, warranties and covenants as may be reasonably required to comply with applicable Laws; (b) a legend be stamped on the certificates representing such underlying Shares indicating that they may not be pledged, sold or otherwise transferred unless an opinion of legal counsel (acceptable by the Company’s counsel) stating that such transfer is not in violation of any applicable Law, is provided; and (c) the Grantee execute and deliver to the Company such an agreement as may be in use by the Company setting forth certain terms and conditions applicable to the Shares.

8. Transferability

8.1	The Options are not publicly traded.

8.2	Other than by will or Laws of descent, neither the Options nor any of the rights in connection therewith shall be assignable, transferable, made subject to attachment, lien or encumbrance of any kind, and the Grantee shall not grant with respect thereto any power of attorney or transfer deed, whether valid immediately or in the future.

8.3	Following the exercise of Vested Options, the Exercised Shares shall be transferable; provided, however, that Exercised Shares may be subject to applicable securities regulations, a right of first refusal, one or more repurchase options, market stand-off provisions, lock up periods and such other conditions and restrictions as may be included in the Company’s Articles of Association, any shareholders’ agreement to which the holders of Shares are bound, the Plan, any applicable Sub-Plan, the applicable Option Agreement, and/or any conditions and restrictions included in the Company’s Securities Law Compliance Manual/Insider Trade Policy, or similar document, if any, all as determined by the Board in its discretion, provided however, that for as long as the Company is not publicly traded, a Grantee shall not transfer any Exercised Shares, prior to the lapse of twelve (12) months and one day from the date on which s/he exercised the Options. The Company shall have the right to assign at any time any repurchase right or right of first refusal it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, the Grantee shall execute any agreement or document evidencing such transfer restrictions prior to the receipt of Exercised Shares hereunder, and shall promptly present to the Company any and all certificates representing Exercised Shares for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

The Grantee may transfer or sell only Exercised Shares, or any part thereof, to any third party, provided that all of the following conditions have been met prior to such transfer: (a) the transfer is made in accordance with and subject to the provisions of the Company’s Articles of Association (including, without limitation, any rights of first refusal provided therein, if any); and (b) the transferee confirmed in writing its acceptance of the terms and conditions of the Plan, any applicable Sub-Plan and the applicable Option Agreement with respect to the Exercised Shares being transferred, instead of the Grantee, to the satisfaction of the Board (including the execution of the proxy referred to in Section 10.2 below); and (c) actual payment of all taxes required to be paid upon such sale and transfer of the Exercised Shares has been made to the tax assessor, and the trustee (if applicable) received confirmation from the tax assessor that all taxes required to be paid upon such sale and transfer have been paid.

Any transfer that is not made in accordance with the Plan, any applicable Sub-Plan or the applicable Option Agreement shall be null and void.

8.4	No transfer of an Exercised Share or Option by the Grantee by will or by the Laws of descent shall be effective against the Company, unless and until: (a) the Company shall have been furnished with written notice thereof, accompanied by an authenticated copy of probate of a will together with the will or inheritance order and/or such other evidence as the Board may deem necessary to establish the validity of the transfer; and (b) the contemplated transferee(s) shall have confirmed to the Company in writing its acceptance of the terms and conditions of the Plan, any applicable Sub-Plan and Option Agreement, with respect to the Exercised Share or Options being transferred, to the satisfaction of the Board.

8.5	In the event that prior to an IPO, holders holding in the aggregate no less than a controlling interest in the Company (“Selling Shareholders”) elect to sell all or substantially all of their shares in the Company either to a third party or to other shareholders of the Company, then, if so requested by the purchaser, the Grantee shall be obligated to join the sale and sell all of his/her Shares in the Company (and if requested, also his/her unexpired Vested Options), all under the same terms under which the Selling Shareholders have agreed to sell their shares (provided that with respect to Vested Options, the Exercise Price shall be deducted from the purchase price paid for the shares in such transaction) and in accordance with the provisions of the Articles of the Company.

9.	Termination of Options and Repurchase of Exercised Shares

9.1	Notwithstanding anything to the contrary, any Option granted in favor of any Grantee but not exercised by such Grantee within the Exercise Period and in strict accordance with the terms of the Plan, any applicable Sub-Plan and the applicable Option Agreement, shall, upon the lapse of the Exercise Period, immediately expire and terminate and become null and void.

9.2	Upon the termination of a Grantee’s Service, for any reason whatsoever, any Options granted in favor of such Grantee which are not Vested Options, shall immediately expire and terminate and become null and void.

9.3	Additionally, in the event of the termination of a Grantee’s Service for Cause (a) all of such Grantee’s Vested Options shall also, upon such termination for Cause, immediately expire and terminate and become null and void; and (b) any and all of such Grantee’s Exercised Shares shall be subject to the Company’s “Repurchase Right”, as described below.

The Company’s “Repurchase Right” shall be as follows: If any Grantee’s Service is terminated by the Company for Cause, then, within one hundred and eighty (180) days after such termination, the Company shall have the right, but not the obligation, to repurchase from the Grantee, or his or her legal representative, as the case may be, all or part of the Shares s/he exercised pursuant to the Options, if any. The Repurchase Right shall be exercised by the Company by giving the Grantee, or his/her legal representative written notice, within said one hundred and eighty (180) days, of its intention to exercise the Repurchase Right, indicating the number of such Exercised Shares to be repurchased and the date on which the repurchase is to be effected, and shall pay the Grantee for each such Exercised Share being repurchased, an amount equal to the price originally paid by the Grantee for such Exercised Shares, subject to adjustments as provided in Section 12 below. The certificate(s) representing such Exercised Shares to be repurchased shall, prior to the close of business on the date specified for the repurchase, be delivered to the Company together with a duly endorsed share assignment certificate. Payment shall be made in cash, cash equivalents, or in any other way of payment allowed under any applicable Law, and authorized by the Board. Concurrently with the exercise of the Repurchase Right, if exercised, the Grantee (or the holder of the Exercised Shares so repurchased) shall no longer have any rights as a holder of such repurchased Exercised Shares. Such repurchased Exercised Shares shall be deemed to have been repurchased, whether or not the certificate(s) therefore have been delivered. If the Grantee fails to deliver such share certificate(s), the Company shall be entitled to take such action as may be necessary to remove the requisite number of Shares registered in the name of the Grantee from the books and records of the Company. The Repurchase Right shall be in addition to any and all other rights and remedies available to the Company.

In the event that the Company shall be prohibited, on account of any applicable Mandatory Law, from repurchasing Exercised Shares, the Company may assign the Repurchase Right to its wholly owned subsidiary, or if the same is not possible on account of any applicable Law, to all of the shareholders of the Company at the time of the exercise of said right (excluding other shareholders pursuant to the exercise of Options), on a pro-rata, as converted basis, all under the same terms and conditions set forth in this Plan, in which event the Company shall inform the Grantee of the identity of the particular assignee in the Company’s notice, and the provisions of this Section regarding the Company shall apply to such assignee(s), mutatis mutandis.

In the event that at the time the Company wishes to exercise its Repurchase Right, the Grantee does not own a sufficient number of Exercised Shares to satisfy the Company’s Repurchase Right, in addition to performing any obligations necessary to satisfy the Company’s Repurchase Right, the Company may require the Grantee to deliver to the Company, for each Exercised Share that is the subject of the Repurchase Right and is not available for repurchase as it has been sold or transferred, an aggregate cash amount, equal to the difference between the Fair Market Value of each such missing Share and the price originally paid by the Grantee to the Company for each such Exercised Share, as adjusted.

9.4	Unless otherwise determined by the Board (which determination shall not require shareholders’ approval, unless so required in order to comply with the provisions of applicable Mandatory Law), following termination of Grantee’s Service other than for Cause, the Expiration Date of such Grantee’s Vested Options shall be deemed the earlier of: (a) the Expiration Date of such Vested Options as was in effect immediately prior to such termination; or (b) three (3) calendar months following the date of such termination or, if such termination is the result of death or disability of the Grantee, twelve (12) calendar months from the date of such termination.

9.5	Notwithstanding anything to the contrary herein, upon the issuance of a court order declaring the bankruptcy of a Grantee, or the appointment of a receiver or a provisional receiver for a Grantee over all of his/her assets, or any material part thereof, or upon making a general assignment for the benefit of his/her creditors, any outstanding Options issued in favor of such Grantee (whether vested or not) shall immediately expire and terminate and become null and void and shall entitle neither the Grantee nor the Grantee’s receiver, successors, creditors or assignees to any right in or towards the Company or any Affiliated Company in connection with the same, and all interests and rights of the Grantee or the Grantee’s receiver, successors, creditors or assignees in and to the same, shall expire.

10. Rights as Shareholder, Voting Rights, Dividends and Bonus Shares

10.1	It is hereby clarified that a Grantee shall not, by virtue of this Plan, any applicable Sub-Plan or the applicable Option Agreement or any Option granted to the Grantee, have any of the rights or privileges of a shareholder with respect to the Shares underlying the Options, until the Options have been exercised and the Exercised Shares issued in the Grantee’s name. In addition, the Grantee shall not be deemed to be a class of shareholders or creditors of the Company for the purpose of all applicable Law, including for purpose of the operation of sections 350 and 351 of the Companies Law or any successor to such section until registration of the Grantee as holder of such Shares in the Company’s register of shareholders upon exercise of the Options in accordance with the provisions of the Plan.

10.2	Prior to the closing of an IPO, the Board shall be entitled to require, as a condition to the exercise of any Option, that the Grantee (and the trustee, if there is a trustee who is the holder of the Exercised Shares) sign and deliver to such person as may be designated by the Board (the “Nominee”) an irrevocable proxy, in a form to be provided by the Company, appointing the Nominee as the sole person entitled to exercise the voting rights, and exercise or waive any and all rights conferred by such shares, including without limitation, to authorize a sale or exchange of the Exercised Shares, pursuant to the instructions of the Board. The Nominee shall not exercise nor waive the rights conferred by the Exercised Shares held by him/her or with respect to which the Nominee has been given an irrevocable proxy as aforesaid, in any way whatsoever, and shall not issue a proxy to any person or entity to vote such shares, unless otherwise instructed by the Board, and in accordance with such instructions. Unless instructed otherwise by the Board, the Nominee shall vote such Exercised Shares in a manner pro-rata to the votes of the other voting shares, such that the votes of the Exercised Shares shall not affect the end result of the vote. The Nominee shall be indemnified and held harmless by the Company, to the extent permitted by applicable Law, against any cost or expense (including counsel fees) reasonably incurred by him/her, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the voting of the aforesaid proxy unless arising out of such Nominee’s own fraud, willful misconduct or bad faith. Such indemnification shall be in addition to any rights of indemnification the Nominee(s) may have as a director or otherwise under the Company’s Articles, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

10.3	Notwithstanding anything to the contrary herein or in the Company’s Articles, none of the Grantees shall have (and they hereby waive the right to have), any pre-emptive rights to purchase, along with the other shareholders in the Company, a pro rata portion of any securities proposed to be offered by the Company prior to the offering thereof to any third party or any rights of first refusal to purchase any securities of the Company offered by the other shareholders of the Company.

10.4	Cash dividends paid or distributed, if any, with respect to the Exercised Shares shall be remitted directly to the Grantee who is entitled to the Exercised Shares for which the dividends are being paid or distributed, subject to any applicable taxation on such distribution of dividend, and the withholding thereof.

10.5	All bonus shares to be issued by the Company, if any, with regard to the Exercised Shares held by a trustee, if any, shall be registered in the name of such trustee and all provisions applying to such Exercised Shares, shall apply to the bonus shares issued by virtue thereof, mutatis mutandis.

11. Liquidation

In the event that the Company is liquidated or dissolved while unexercised Options remain outstanding under the Plan, then the Board shall have the right to resolve with respect to certain Grantees that all or part of such Grantees’ outstanding Options may be exercised in full by the Grantees as of immediately prior to the effective date of such liquidation or dissolution of the Company, without regard to the vesting terms thereof.

12. Adjustments

The number of Shares to which each outstanding Option is exercisable, together with those Shares otherwise reserved for the purposes of the Plan for Options not yet exercised as provided under Section 7 above, shall be proportionately adjusted for any increase or decrease in the number of Shares resulting from a share split, reverse share split, combination or reclassification of the Shares, as well as for any distribution of bonus shares. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

All provisions applying to the Exercised Shares shall apply to all Shares received as a result of an adjustment as described above.

No adjustment shall be made by virtue of the distribution, if any, of any cash or similar dividend.

13. No Interference

Neither the Plan nor any applicable Sub-Plan or Option Agreement shall affect, in any way, the rights or powers of the Company or its shareholders to make or to authorize any sale, transfer or change whatsoever in all or any part of the Company’s assets, obligations or business, or any other business, commercial or corporate act or proceeding, whether of a similar character or otherwise; any adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or business; any merger or consolidation of the Company; any issue of bonds, debentures, shares (including preferred or prior preference shares ahead of or affecting the existing shares of the Company including the shares into which the Options granted hereunder are exercisable or the Exercised Shares or the rights thereof, etc.); or the dissolution or liquidation of the Company; and none of the above acts or authorizations shall entitle the Grantee to any right or remedy, including without limitation, any right of compensation for any dilution resulting from any issuance of any shares or of any other securities in the Company to any person or entity whatsoever.

14. No Employment/Engagement/Continuance of Service Obligations

Nothing in the Plan, in any applicable Sub-Plan or Option Agreements, or in any Option granted hereunder shall be construed as guaranteeing the Grantee’s continuous employment, engagement or service with the Company or any Affiliated Company, and no obligation of the Company or any Affiliated Company as to the length of the Grantee’s employment, engagement or service shall be implied by the same. The Company and its Affiliated Companies reserve the right to terminate the employment, engagement or service of any Grantee pursuant to such Grantee’s terms of employment, engagement or service and any Law.

15. No Representation

The Company does not and shall not, through this Plan, any applicable Sub-Plan or the applicable Option Agreement, make any representation towards any Grantee with respect to the Company, its business, its value or either its shares in general or the Exercised Shares in particular.

Each Grantee, upon entering into the applicable Option Agreement, shall represent and warrant toward the Company that his/her consent to the grant of the Options issued in his/her favor and the exercise (if so exercised) thereof, neither is nor shall be made, in any respect, upon the basis of any representation or warranty made by the Company or by any of its directors, officers, shareholders or employees, and is and shall be made based only upon his/her examination and expectations of the Company, on an “as is” basis. Each Grantee shall waive any claim whatsoever of “non-conformity” of any kind, and any other cause of action or claim of any kind with respect to the Options and/or their underlying Shares.

16. Tax Consequences

16.1	Any and all tax and/or other mandatory payment consequences arising from the grant or exercise of any Option, the payment for or the transfer of the Exercised Shares to the Grantee, or the sale of the Exercised Shares by the Grantee, or from any other event or act in connection therewith (including without limitation, in the event that the Options do not qualify under the tax classification/tax track in which they were intended) (whether of the Company, any Affiliated Company, a trustee, if applicable, or the Grantee), shall be borne solely by the Grantee.

16.2	The Company, any Affiliated Company and a trustee, if applicable, may each withhold (including at source), deduct and/or set-off, from any payment made to the Grantee, the amount of the tax and/or other mandatory payment the withholding of which is required with respect to the Options and/or the Exercised Shares under any applicable Law. The Company or an Affiliated Company may require the Grantee, through payroll withholding, cash payment or otherwise, to make adequate provision for any such tax withholding obligations of the Company, Affiliated Company or a trustee, if applicable, arising in connection with the Options or the Exercised Shares. Without derogating from the aforesaid, each Grantee shall provide the Company and/or any applicable Affiliated Company with any executed documents, certificates and/or forms that may be required from time to time by the Company or such Affiliated Company in order to determine and/or establish the tax liability of such Grantee.

16.3	Furthermore, each Grantee shall indemnify the Company, any applicable Affiliated Company and a trustee, if applicable, or any one thereof, and hold them harmless from and against any and all liability in relation with any such tax and/or other mandatory payments or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax and/or other mandatory payments from any payment made to the Grantee.

17. Non-Exclusivity of the Plan

The adoption by the Board of this Plan and any Sub-Plans shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements, or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation the grant of options for shares in the Company otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

18. Currency Exchange Rates

Except as otherwise determined by the Board, all monetary values with respect to Options granted pursuant to this Plan, including without limitation the Fair Market Value and the Exercise Price of each Option, shall be stated in United States Dollars. In the event that the Exercise Price is in fact to be paid in New Israeli Shekels, the conversion rate shall be the last known representative rate of the US Dollar to the New Israeli Shekels on the date of payment.

19. Multiple Agreements

The terms of each Option may differ from other Options granted under the Plan at the same time, or at any other time. The Board may also grant more than one Option to a given Grantee during the term of the Plan, in addition to one or more Options previously granted to that Grantee.

20. Market Stand-Off

20.1.	In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act or equivalent law in another jurisdiction, a Grantee shall not directly or indirectly, without the prior written consent of the Company or its underwriters, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Shares acquired under the Plan, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares acquired under the Plan, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Shares acquired under the Plan or such other securities, in cash or otherwise. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the effective date of the registration statement relating to such offering as may be requested by the Company or such underwriters, provided, however, that in any event, such period shall not exceed 90 days following the effective date of such registration statement.

20.2.	In the event of a subdivision of the outstanding share capital of the Company, the declaration and payment of a stock dividend (distribution of bonus shares), the declaration and payment of an extraordinary dividend payable in a form other than stock, a recapitalization, a reorganization (which may include a combination or exchange of shares or a similar transaction affecting the Company’s outstanding securities without receipt of consideration), a consolidation, a stock split, a spin-off or other corporate divestiture or division, a reclassification or other similar occurrence, an adjustment in conversion ratio, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off.

20.3.	In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under the Plan until the end of the applicable stand-off period.

20.4.	The underwriters in connection with a registration statement so filed are intended to be third party beneficiaries of this Section 20 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

21.  Governing Law & Jurisdiction

This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of the central district and/or the competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to this Option Plan.

ANNEX A

Capitalized Terms used in the Holisto Ltd. 2019 Share Option Plan, shall have the meanings set forth below:

1.1	“Affiliated Company” – means any present or future entity (a) which holds a controlling interest in the Company; (b) in which the Company holds a controlling interest; (c) in which a controlling interest is held by another entity, who also holds a controlling interest in the Company; or (d) which has been designated an “Affiliated Company” by resolution of the Board.

1.2	“Board” – means the Board of Directors of the Company.

1.3	“Cause” – means (a) the conviction of the Grantee for any felony involving moral turpitude or affecting the Company or any Affiliated Company; (b) the embezzlement of funds of the Company or any Affiliated Company; (c) any breach of the Grantee’s fiduciary duties or duties of care towards the Company or any Affiliated Company (including without limitation any disclosure of confidential information of the Company or any Affiliated Company or any breach of a non-competition undertaking); (d) any conduct in bad faith reasonably determined by the Board to be materially detrimental to the Company or, with respect to any Affiliated Company, reasonably determined by the Board of Directors of such Affiliated Company to be materially detrimental to either the Company or such Affiliated Company; or (e) any other event classified under any applicable agreement between the Grantee and the Company or the Affiliated Company, as applicable, as a “Cause” for termination or by other language of similar substance.

1.4	“Company” – Holisto Ltd.

1.5	“Companies Law” – the State of Israel’s Companies Law, 5759 – 1999, as amended from time to time, and the rules and regulations promulgated thereunder.

1.6	“Date of Grant” – the date determined by the Board to be the effective date of the grant of Options to a Grantee, or, if the Board has not determined such effective date, the date of the resolution of the Board approving the grant of such Options. Provided, however, that the Date of Grant shall not occur prior to the date on which the Company has obtained all approvals required in connection with the grant of such Options, including without limitation, where applicable, an approval by the applicable stock exchange with respect to the listing of the Exercised Shared for trading at such a stock exchange.

1.7  “Exercise Notice” - as defined in Section 7.5 of the Plan.

1.8  “Exercise Period” - as defined in Section 7.4 of the Plan.

1.9  “Exercise Price” - the price to be paid for the exercise of each Option.

1.10  “Exercised Shares” - the Shares that are issued upon the exercise of the Options.

1.11  “Expiration Date” - as defined in Section 7.3 of the Plan.

1.12  “Fair Market Value” means as of any date, the value of a Share determined as follows:

(i)	If the Shares are listed on any established stock exchange or a national market system, including without limitation the Tel-Aviv Stock Exchange, the NASDAQ National Market System or the NASDAQ SmallCap Market, the Fair Market Value shall be the last reported sale price for such Shares (or the highest closing bid, if no sales were reported), as quoted on such exchange or system for the last market trading day prior to time of determination, as reported in The Wall Street Journal, or such other source as the Board deems reliable;

(ii)	If the Shares are regularly quoted by one or more recognized securities dealers, but selling prices are not reported, the Fair Market Value shall be the mean between the highest bid and lowest asked prices for the Shares on the last market trading day prior to the day of determination; or

(iii)	In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Board.

1.13	“Grantee” – a person or entity to whom Options are granted.

1.14	“IPO” – either (i) an initial public offering of securities of the Company in a recognized stock exchange market or the listing thereof on NASDAQ or another recognized automated quotation system, or (ii) a transaction resulting in the initial registration of the Company’s Ordinary Shares (or initial or continued registration of the class of securities exchanged for Company securities in such transaction) under the Securities Exchange Act of 1934, as amended (or equivalent securities law of another jurisdiction).

1.15	“Law” – federal, state and/or foreign, laws, rules and/or regulations and/or rules, regulations, guidelines and/or requirements of any relevant securities and exchange and/or tax commission and/or authority and/or any relevant stock exchange or quotations systems.

1.16	“Mandatory Law” – provisions of Law which may not be contrarily addressed or regulated by the determination and/or consent of the Company and/or other parties.

1.17	“Merger Transaction” - as defined in Section 7.4 of the Plan.

1.18	“Option(s)” - an option(s) granted within the framework of this Plan, each of which imparts the right to purchase one Share.

1.19	“Option Agreement” – with respect to any Grantee – a written option agreement or written instrument, executed by and between the Company and the Grantee, which shall set forth the terms and conditions with respect to the Options.

1.20	“Plan” - this Company’s 2019 Share Option Plan, as may be amended from time to time as set forth herein.

1.21	“Service” – as defined in Section 7.2 of the Plan.

1.22	“Share(s)” – Ordinary Share(s) of the Company, par value of NIS 0.01 each, to which, subject to the provisions herein, are attached the rights specified in the Company’s Articles, as may be amended from time to time.

1.23	“Start Date” – as defined in Section 7.2 of the Plan.

1.24	“Sub-Plan” - any supplements or sub-plans to the Plan adopted by the Board, applicable to Grantees employed in a certain country or region or subject to the laws of a certain country or region, as deemed by the Board to be necessary or desirable to comply with the laws of such region or country, or to accommodate the tax policy or custom thereof, which, if and to the extent applicable to any particular Grantee, shall constitute an integral part of the Plan.

1.25	“Vested Option(s)” – that portion of the Options which the Grantee is entitled to exercise in accordance with the provisions of Section 7.2 of the Plan or, if inconsistent with the provisions of Section 7.2 of the Plan - the provisions of the Option Agreement of such Grantee.